Exhibit 99.1

RESTAURANT   SUPPORT   CENTER

FOR IMMEDIATE RELEASE

Stacy Roughan

Director, Investor Relations

IHOP Corp.

818-637-3632

IHOP CORP. REPORTS STRONG FOURTH QUARTER AND FISCAL 2006

FINANCIAL RESULTS

GLENDALE, Calif., February 21, 2007 —  IHOP Corp. (NYSE: IHP) today announced financial results for its fourth quarter and fiscal 2006, which include the following performance highlights:

•                  EPS for the fourth quarter 2006 of $0.57, including stock based compensation expense, was a 7.5% increase versus the same quarter last year.  EPS for the fourth quarter 2006, excluding pre-tax stock based compensation expense of $1.0 million, was $0.61, a 15.1% increase compared to the prior year.

•                  For fiscal 2006, EPS of $2.43, including stock based compensation expense, increased 8.5% versus the same period last year.  EPS for fiscal 2006 increased 14.2% to $2.57, excluding pre-tax stock based compensation expense of $3.9 million.

•                  IHOP produced its 16th consecutive quarter of same-store sales growth with an increase of 0.4% for the fourth quarter 2006, which was entirely driven by increases in guest traffic that offset flat guest check average results. For fiscal 2006, same-store sales increased 2.5%, which consisted of increases in guest traffic and moderate increases in guest check average.

•                  24 new restaurants were developed and opened by IHOP franchisees and its area licensee during the fourth quarter 2006.  System-wide restaurants grew 4.8% year-over-year to a total of 1,302 IHOPs.

•                  Cash Flow from Operating Activities for fiscal 2006 increased 17.2% to $64.9 million.  Additionally, $17.8 million of cash was provided by the collection of the Company’s long-term receivables for fiscal 2006.

•                  Share repurchases for fiscal 2006 amounted to approximately 889,000 shares of IHOP stock, totaling $42.7 million.

Julia A. Stewart, IHOP’s Chairman and Chief Executive Officer, said, “In 2006, we were able to deliver strong results by focusing on driving organic growth throughout the IHOP system with a significant number of new franchise restaurant openings and by delivering positive same-store sales results at existing IHOP restaurants.  We also produced operating leverage through expense control and the deployment of our capital in ways that create value for our shareholders through share repurchase and dividend payments.  In all, we are pleased with our performance for the year, and look forward to further building upon our successes in 2007.”

Fourth Quarter and Fiscal 2006 Performance

IHOP reported an increase of 3.7% in net income to $10.3 million, and a 7.5% increase in diluted net income per share of $0.57 for the fourth quarter 2006 compared to the prior year.  Excluding pre-tax stock based compensation expense of $1.0 million, net income increased 9.2% to $10.9 million, and diluted net income per share increased 15.1% to $0.61.  The increases in diluted net

450 N. Brand Boulevard • 7th Floor • Glendale, CA 91203-2306 • Phone: (818) 637-3632 • Fax: (818) 637-3120

IHOP CORP.  •  INTERNATIONAL HOUSE OF PANCAKES, INC.  •  IHOP REALTY CORP.
•  IHOP PROPERTIES, INC.  •  IHOP ENTERPRISES, INC.

income per share resulted primarily from a 3.8% increase in Franchise Operations segment profit and a 4.2% reduction in diluted weighted average shares outstanding due to ongoing share repurchases by the Company made throughout the year.

For the twelve months ended December 31, 2006, IHOP reported an increase of 1.4% in net income to $44.6 million, and an increase of 8.5% in diluted net income per share to $2.43.  Excluding pre-tax stock based compensation expense of $3.9 million, net income increased 6.4% to $46.9 million, and diluted net income per share increased 14.2% to $2.57.  The increases in net income and diluted net income per share resulted primarily from an 8.6% increase in Franchise Operations segment profit due to an increase in effective restaurants as well as higher same-store sales performance for fiscal 2006.  This rate of revenue growth exceeded modest expense growth in this segment.  Additionally, a 6.7% reduction in diluted weighted average shares outstanding contributed to IHOP’s per share earnings performance for fiscal 2006.

Including stock based compensation expense, General & Administrative (G&A) expenses increased 7.5% to $17.0 million for the fourth quarter 2006, and 8.1% to $63.5 million for fiscal 2006 compared to the same periods in 2005.  Excluding stock based compensation expense, G&A increased 1.7% to $16.0 million for the fourth quarter 2006, and 1.9% to $59.6 million for fiscal 2006 compared to the same periods in 2005.

Cash Flow from Operating Activities increased for fiscal 2006 to $64.9 million compared with $55.4 million for fiscal 2005.  This increase resulted primarily from steps taken to accelerate the depreciation of certain fixed assets for tax purposes as the result of the Company’s cost segregation study completed in 2006.  Principal receipts from notes and equipment contracts receivable, which are an additional source of cash generation for the Company, amounted to $17.8 million for fiscal 2006.  Capital expenditures increased to $9.4 million for fiscal 2006 versus $7.4 million for the same period in 2005.  The increase in capital expenditures primarily reflects the cost of restaurant development in IHOP’s Company market in Cincinnati, Ohio.

For the twelve months ended December 31, 2006, system-wide same-store sales increased 2.5%, which consisted of increases in guest traffic and moderate increases in guest check average.  Compared to an exceptionally strong 5.4% growth in the same quarter last year, system-wide same-store sales increased 0.4% for the quarter ended December 31, 2006.  This growth consisted entirely of increases in guest traffic that offset flat guest check average results.  Same-store sales growth for the fourth quarter 2006 was supported by the solid performance of limited-time offers French Toast Fantasy and Super Rooty Tooty Fresh ‘N Fruity.

Investor Conference Call Today

IHOP will host an investor conference call to discuss its fourth quarter and fiscal 2006 results, along with 2007 performance guidance which was issued in a separate news release, today Wednesday, February 21, 2007 at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time).  To participate on the call, please dial (888) 873-4896 and reference pass code 78773958.  A live webcast of the call will be available on IHOP’s Web site at www.ihop.com, and may be accessed by visiting Calls & Presentations under the site’s Investor Information section.  Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast.  A telephonic replay of the call may be accessed through February 28, 2007 by dialing 888-286-8010 and referencing pass code 28722975.  An online archive of the webcast will also be available on the Investor Information section of IHOP’s Web site.

About IHOP Corp.

The IHOP family restaurant chain has been serving a wide variety of breakfast, lunch and dinner selections for more than 45 years.  Offering 14 types of pancakes as well as omelettes, breakfast specialties, burgers, sandwiches, salads, chicken and steaks, IHOP’s diverse menu appeals to people of all ages. IHOP restaurants are franchised and operated by Glendale, California based IHOP Corp.  As of December 31, 2006, the end of IHOP’s fourth quarter, there were 1,302 IHOP restaurants in 49 states and Canada.  IHOP Corp. common stock is listed and traded on the NYSE under the symbol “IHP.”  For more information, call the Company’s headquarters at (818) 240-6055 or visit the Company’s Web site located at www.ihop.com.

Forward-Looking Statements

There are forward-looking statements contained in this news release.  They use such words as “may,” “will,” “expect,” “believe,” “plan,” or other similar terminology. These statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed or implied in such statements. These factors include, but are not limited to: risks associated with the implementation of the Company’s strategic growth plan; the availability of suitable locations and terms for the sites designated for development; the ability of franchise developers to fulfill their commitments to build new IHOP restaurants in the numbers and time frames covered by their development agreements; legislation and government regulation including the ability to obtain satisfactory regulatory approvals; conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customer base or food supplies or acts of war or terrorism; availability and cost of materials and labor; cost and availability of capital; competition; continuing acceptance of the IHOP and International House of Pancakes brands and concepts by guests and franchisees; the Company’s overall marketing, operational and financial performance; economic and political conditions; adoption of new, or changes in, accounting policies and practices; and other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission.  Forward-looking information is provided by IHOP Corp. pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. In addition, the Company disclaims any intent or obligation to update these forward-looking statements.

References to Non-GAAP Financial Measures

This news release includes references to the non-GAAP financial measure “net income excluding stock based compensation expense.”  The Company defines “net income excluding stock based compensation expense” for a given period as net income for such period, less any stock based compensation expense incurred in such period.  Management believes net income excluding stock based compensation expense and basic and diluted net income per share excluding stock based compensation expense is useful because it provides a more accurate period to period comparison.  Net income excluding stock based compensation expense for any given period may be affected by a variety of factors, including but not limited to, changes in assets and liabilities and the timing of purchases and payments.  Net income excluding stock based compensation expense is a supplemental non-GAAP financial measure and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

[Financial Tables to Follow]

IHOP CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Revenues
Franchise revenues	$45,625	$43,308	$179,331	$167,384
Rental income	33,069	32,543	132,101	131,626
Company restaurant sales	3,936	2,598	13,585	13,964
Financing revenues	5,302	9,541	24,543	35,049
Total revenues	87,932	87,990	349,560	348,023
Costs and Expenses
Franchise expenses	21,835	20,397	83,079	78,768
Rental expenses	24,378	24,742	97,904	98,391
Company restaurant expenses	4,660	2,942	15,601	15,095
Financing expenses	1,920	6,660	11,881	20,336
General and administrative expenses	17,035	15,843	63,543	58,801
Other expense, net	984	1,336	4,702	5,766
Total costs and expenses	70,812	71,920	276,710	277,157
Income before income taxes	17,120	16,070	72,850	70,866
Provision for income taxes	6,790	6,109	28,297	26,929
Net income	$10,330	$9,961	$44,553	$43,937

Net Income Per Share
Basic	$0.58	$0.53	$2.46	$2.26
Diluted	$0.57	$0.53	$2.43	$2.24

Weighted Average Shares Outstanding
Basic	17,839	18,642	18,085	19,405
Diluted	18,051	18,837	18,298	19,603

Dividends Declared Per Share	$0.25	$0.25	$1.00	$1.00

Dividends Paid Per Share	$0.25	$0.25	$1.00	$1.00

IHOP CORP. AND SUBSIDIARIES

RESTAURANT DATA

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Restaurant Data
Effective restaurants (a)
Franchise	1,116	1,063	1,095	1,047
Company	10	5	8	7
Area license	159	153	156	151
Total	1,285	1,221	1,259	1,205

System-wide (b)
Sales percentage change (c)	6.2%	1.9%	7.4%	5.4%
Same-store sales percentage change (d)	0.4%	5.4%	2.5%	2.9%

Franchise (b)
Sales percentage change (c)	5.9%	2.5%	7.5%	6.2%
Same-store sales percentage change (d)	0.5%	5.4%	2.5%	2.9%

Company
Sales percentage change (c)	51.5%	(49.9)%	(2.7)%	(55.8)%

Area License (b)
Sales percentage change (c)	6.1%	1.6%	6.5%	8.7%

(a)                                  “Effective restaurants” are the number of restaurants in a given fiscal period adjusted to account for restaurants open for only a portion of the period. Information is presented for all effective restaurants in the IHOP system, which includes IHOP restaurants owned by the Company as well as those owned by franchisees and area licensees.

(b)                                System-wide sales are retail sales at IHOP restaurants operated by franchisees, area licensees and the Company, as reported to the Company.  Franchise restaurant sales were $482.0 million and $1.9 billion for the fourth quarter and fiscal year ended December 31, 2006, respectively, and sales at area license restaurants were $50.0 million and $203.3 million for the fourth quarter and fiscal year ended December 31, 2006, respectively.  Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company.

(c)                                  “Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.

(d)                                 “Same-store sales percentage change” reflects the percentage change in sales, in any given fiscal period compared to the prior fiscal period, for restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and store closures, the restaurants open throughout both fiscal periods being compared will be different from period to period.  Same-store sales percentage change does not include data on restaurants located in Florida.

IHOP CORP. AND SUBSIDIARIES

RESTAURANT DEVELOPMENT AND FRANCHISING ACTIVITY

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Restaurant Development Activity
Beginning of period	1,278	1,218	1,242	1,186
New openings
Company-developed	1	2	4	4
Franchisee-developed	22	24	57	58
Area license	2	1	8	5
Total new openings	25	27	69	67
Closings
Company and franchise	(1)	(3)	(8)	(11)
Area license	—	—	(1)	—
End of period	1,302	1,242	1,302	1,242

Summary-end of period
Franchise	1,132	1,082	1,132	1,082
Company	10	7	10	7
Area license	160	153	160	153
Total	1,302	1,242	1,302	1,242
Restaurant Franchising Activity
Company-developed	—	—	—	3
Franchisee-developed	22	24	57	58
Rehabilitated and refranchised	1	8	9	26
Total restaurants franchised	23	32	66	87
Reacquired by the Company	(1)	(9)	(8)	(23)
Closed	(1)	(3)	(8)	(10)
Net addition	21	20	50	54

IHOP CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	December 31, 2006	December 31, 2005
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$19,516	$23,111
Receivables, net	45,571	43,690
Reacquired franchises and equipment held for sale, net	—	273
Inventories	396	537
Prepaid expenses	7,493	2,899
Deferred income taxes	5,417	—
Total current assets	78,393	70,510
Long-term receivables	302,088	319,335
Property and equipment, net	309,737	317,959
Excess of costs over net assets acquired	10,767	10,767
Other assets	67,885	52,509
Total assets	$768,870	$771,080
Liabilities and Stockholders’ Equity
Current liabilities
Current maturities of long-term debt	$19,738	$19,564
Accounts payable	14,689	15,083
Accrued employee compensation and benefits	13,359	10,745
Other accrued expenses	11,317	9,030
Deferred income taxes	—	2,882
Capital lease obligations	5,002	4,491
Total current liabilities	64,105	61,795
Long-term debt, less current maturities	94,468	114,210
Deferred income taxes	76,017	61,414
Capital lease obligations	170,412	172,681
Other liabilities	74,655	67,134
Commitments and contingencies
Stockholders’ equity
Preferred stock, $1 par value, 10,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 40,000,000 shares authorized; December 31, 2006: 22,818,007 shares issued and 17,873,548 shares outstanding; December 31, 2005: 22,464,760 shares issued and 18,409,587 shares outstanding	227	225
Additional paid-in capital	131,748	120,922
Retained earnings	358,975	332,560
Deferred compensation	—	(747)
Accumulated other comprehensive loss	(133)	(205)
Treasury stock, at cost (4,944,459 shares and 4,055,173 shares at December 31, 2006 and December 31, 2005, respectively)	(201,604)	(158,909)
Total stockholders’ equity	289,213	293,846
Total liabilities and stockholders’ equity	$768,870	$771,080

IHOP CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2006	2005
Cash flows from operating activities
Net income	$44,553	$43,937
Adjustments to reconcile net income to cash flows provided by operating activities
Depreciation and amortization	20,050	19,866
Impairment and closure charges	43	896
Deferred income taxes	6,304	(3,689)
Stock-based compensation expense	3,911	287
Excess tax benefit from stock-based compensation	(1,720)	—
Tax benefit from stock options exercised	—	1,578
Changes in operating assets and liabilities
Receivables	(2,524)	(148)
Inventories	141	(389)
Prepaid expenses	(4,594)	(487)
Accounts payable	(394)	(2,050)
Accrued employee compensation and benefits	2,614	1,560
Other accrued expenses	(802)	(2,336)
Other	(2,723)	(3,672)
Cash flows provided by operating activities	64,859	55,353
Cash flows from investing activities
Additions to property and equipment	(9,426)	(7,365)
Additions to long-term receivables	(159)	(36)
Purchase and redemption of marketable securities, net	—	13,843
Proceeds from sale of land and building	—	890
Principal receipts from notes and equipment contracts receivable	17,781	19,403
Additions to reacquired franchises and equipment held for sale	(594)	(2,387)
Property insurance proceeds	1,694	—
Cash flows provided by investing activities	9,296	24,348
Cash flows from financing activities
Proceeds from landlords	—	1,000
Repayment of long-term debt	(19,568)	(5,838)
Principal payments on capital lease obligations	(4,088)	(3,844)
Dividends paid	(18,138)	(19,550)
Purchase of treasury stock	(42,695)	(77,474)
Proceeds from stock options exercised	5,944	5,085
Excess tax benefit from stock-based compensation	1,720	—
Deferred financing costs	(925)	—
Cash flows used in financing activities	(77,750)	(100,621)
Net change in cash and cash equivalents	(3,595)	(20,920)
Cash and cash equivalents at beginning of period	23,111	44,031
Cash and cash equivalents at end of period	$19,516	$23,111

IHOP CORP. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of net income to net income excluding impact of stock based compensation expense:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Net income, as reported	$10,330	$9,961	$44,553	$43,937
Stock option expense	390	—	1,905	—
Restricted stock	620	86	2,006	287
Income tax benefit	(401)	(33)	(1,519)	(109)
Net income excluding stock based compensation expense	$10,939	$10,014	$46,945	$44,115

Basic net income per share:
Net income, as reported per share	$0.58	$0.53	$2.46	$2.26
Stock option expense per share	0.02	—	0.11	—
Restricted stock per share	0.03	0.01	0.11	0.02
Income tax benefit per share	(0.02)	—	(0.08)	(0.01)
Net income excluding stock based compensation expense per share	$0.61	$0.54	$2.60	$2.27

Diluted net income per share:
Net income, as reported per share	$0.57	$0.53	$2.43	$2.24
Stock option expense per share	0.02	—	0.11	—
Restricted stock per share	0.04	—	0.11	0.02
Income tax benefit per share	(0.02)	—	(0.08)	(0.01)
Net income excluding stock based compensation expense per share	$0.61	$0.53	$2.57	$2.25